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                                                                   EXHIBIT 8.3


                [Orrick, Herrington & Sutcliffe LLP letterhead]


                               October 10, 1997


GMAC Commercial Mortgage Securities, Inc.
650 Dresher Road
P.O. Box 1015
Horsham, Pennsylvania  19044-8015

Ladies and Gentlemen:

                  We have advised GMAC Commercial Mortgage Securities, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance of Mortgage Pass-Through Certificates (the "Securities"), issuable in Series. Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Certain Federal Income Tax Considerations" in the prospectus (the "Prospectus") and the prospectus supplement (the "Supplement") forming a part of the Registration Statement on Form S-3 (the "Registration Statement") as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on the date hereof, for registration of the Securities under the Act. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. All capitalized terms used herein that are not otherwise defined have the meanings as set forth in the Prospectus.

                  This opinion letter is based on the facts and circumstances set forth in the Prospectus, the Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.




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GMAC Commercial Mortgage Securities, Inc.
October 10, 1997
Page 2



                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                         Very truly yours,

                                         /S/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP